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                                                                    Exhibit 99.1


                                  CERTIFICATION

        Pursuant to 18. U.S.C. Section 1350, the undersigned officer of Stonepath Group, Inc. (the "Company") hereby certifies that the Company's Quarterly Report on Form 10-Q for the period ending March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: May 14, 2003                          By: Dennis L. Pelino
                                            ------------------------------------
                                            Dennis L. Pelino
                                            Chairman and Chief Executive Officer


        This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard set forth therein, and not for any other purpose. It is not being filed as part of the Report or as a separate disclosure document.

        A signed original of this written statement required by Section 906 has been provided to Stonepath Group, Inc. and will be retained by Stonepath Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

















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